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Exhibit 4.6.1

Schedule identifying substantially identical agreements to Lease Subordination Agreement

          1.  The Lease Subordination Agreement dated as of December 7, 2001 by and among Homer City OL1 LLC, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; EME Homer City Generation, L.P., a California corporation, as Facility Lessee; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

          2.  The Lease Subordination Agreement dated as of December 7, 2001 by and among Homer City OL2 LLC, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; EME Homer City Generation, L.P., a California corporation, as Facility Lessee; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

          3.  The Lease Subordination Agreement dated as of December 7, 2001 by and among Homer City OL3 LLC, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; EME Homer City Generation, L.P., a California corporation, as Facility Lessee; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

          4.  The Lease Subordination Agreement dated as of December 7, 2001 by and among Homer City OL4 LLC, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; EME Homer City Generation, L.P., a California corporation, as Facility Lessee; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

          5.  The Lease Subordination Agreement dated as of December 7, 2001 by and among Homer City OL5 LLC, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; EME Homer City Generation, L.P., a California corporation, as Facility Lessee; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

          6.  The Lease Subordination Agreement dated as of December 7, 2001 by and among Homer City OL6 LLC, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; EME Homer City Generation, L.P., a California corporation, as Facility Lessee; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

          7.  The Lease Subordination Agreement dated as of December 7, 2001 by and among Homer City OL7 LLC, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; EME Homer City Generation, L.P., a California corporation, as Facility Lessee; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

          8.  The Lease Subordination Agreement dated as of December 7, 2001 by and among Homer City OL8 LLC, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; EME Homer City Generation, L.P., a California corporation, as Facility Lessee; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

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  Exhibit 4.6.1